UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 22, 2023

 Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

 Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway	Fort Myers	Florida	33966
(Address of Principal Executive Offices)			(Zip code)

(239) 277-6200

(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CHS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chico’s FAS, Inc. Amended and Restated 2020 Omnibus Stock and Incentive Plan
As discussed further below, Chico’s FAS, Inc. (“Company”) held its annual meeting of shareholders (“2023 Annual Meeting”) on June 22, 2023. At the 2023 Annual Meeting, five proposals were submitted to the Company’s shareholders, including a proposal to approve the Chico’s FAS, Inc. Amended and Restated 2020 Omnibus Stock and Incentive Plan (“Amended and Restated 2020 Omnibus Plan” or “plan”). The Amended and Restated 2020 Omnibus Plan became effective upon shareholder approval on June 22, 2023.
The Amended and Restated 2020 Omnibus Plan was adopted by the Board of Directors of the Company (“Board”), subject to shareholder approval, on April 18, 2023, based on the recommendation of the Board's Human Resources, Compensation and Benefits Committee (“Committee”). The Amended and Restated 2020 Omnibus Plan was originally adopted as the Chico’s FAS, Inc. 2020 Omnibus Stock and Incentive Plan, which was initially approved by shareholders on June 25, 2020.
The Amended and Restated 2020 Omnibus Plan increases the maximum number of shares of the Company’s common stock that can be granted under the plan (since inception on June 25, 2020) by 5,750,000 shares. In addition, the Amended and Restated 2020 Omnibus Plan extends the term for granting awards to June 21, 2033, from the original expiration date of June 24, 2030. Finally, the Amended and Restated 2020 Omnibus Plan revises the definition of Company “subsidiary” with respect to certain award types and clarifies certain administrative provisions in the plan.
The purpose of the Amended and Restated 2020 Omnibus Plan is to attract, retain, and motivate highly qualified employees and non-employee directors, provide appropriate and competitive incentives to achieve long-range goals, and align the interests of employees and non-employee directors with the Company’s other shareholders. Awards under the Amended and Restated 2020 Omnibus Plan are intended to promote the long-term financial interest of the Company and its shareholders.
The Amended and Restated 2020 Omnibus Plan authorizes the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, and performance awards. Performance awards may be cash-based or stock-based; performance share units are one type of stock-based performance award authorized under the plan. Employees of the Company and certain subsidiaries and non-employee members of the Board or the boards of directors of certain subsidiaries may be selected by the Committee or the Board, as applicable, to receive awards under the Amended and Restated 2020 Omnibus Plan. The Amended and Restated 2020 Omnibus Plan generally will be administered by the Committee, except that awards made to non-employee directors will be approved by the Board. The Committee has the authority to select participants and grant awards on terms the Committee considers appropriate, subject to the provisions of the Amended and Restated 2020 Omnibus Plan. The Committee also has the authority, among other things, to interpret the Amended and Restated 2020 Omnibus Plan and awards granted under the plan; to prescribe, amend, and rescind rules and regulations relating to the plan; to amend outstanding award agreements; and to make all other determinations for the administration of the plan and the awards. With respect to non-employee directors, the authority described above rests with the Board, not with the Committee.
The Board or the Committee, in its discretion, may delegate to any of the Chief Executive Officer, the Chief Financial Officer, or the Chief Human Resources Officer of the Company all or part of the Committee’s authority and duties with respect to awards to employees who are not executive officers for purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended (“Section 16 officers”). As permitted under the plan, the Committee has delegated to management the authority to grant certain awards to employees who are not Section 16 officers.
Subject to earlier termination of the plan by the Board, awards may be granted under the Amended and Restated 2020 Omnibus Plan until June 21, 2033, after which date no further awards may be granted. Awards under the plan that are outstanding on June 21, 2033 will remain outstanding in accordance with their terms.
The number of shares of common stock issued under the Amended and Restated 2020 Omnibus Plan upon the exercise of incentive stock options (since inception on June 25, 2020) will not exceed 13,350,000 shares. In addition, the aggregate value of the cash compensation and the grant date fair value of awards under the Amended and Restated 2020 Omnibus Plan to any non-employee director for his or her service as a non-employee director during any fiscal year generally shall not, combined, exceed $750,000. The independent members of the Board may make exceptions to this limit in certain situations, provided that the director receiving such additional compensation may not participate in the decision to award such compensation. These limits are subject to adjustment in the event of certain changes in the Company’s capital structure.
Subject to limited exceptions and accelerated vesting provisions, the Amended and Restated 2020 Omnibus Plan generally requires a minimum one-year vesting period for all awards granted under the plan. The Amended and Restated 2020 Omnibus Plan permits the granting of dividends in connection with restricted stock awards and the granting of dividend equivalents in connection with restricted stock unit awards or performance awards, but such dividends and dividend equivalents will be accumulated and subject to vesting requirements and will only be paid to the extent the underlying award is earned under the plan. In addition, the Amended and Restated 2020 Omnibus Plan prohibits the payment of dividends or dividend equivalents on stock option awards and stock appreciation right awards.
The Company has a formal incentive compensation clawback policy that applies to awards granted to Section 16 officers under the Amended and Restated 2020 Omnibus Plan and authorizes the Committee to recoup incentive compensation from Section 16 officers in the event of a material financial restatement, regardless of fault. In addition, the Amended and Restated 2020 Omnibus Plan subjects all awards granted under the plan to any additional clawback that may be required pursuant to applicable law or regulation or pursuant to any applicable stock exchange listing standard.
The foregoing description of the Amended and Restated 2020 Omnibus Plan is only a summary and is qualified in its entirety by reference (i) to the more detailed description of the Amended and Restated 2020 Omnibus Plan contained in the Company’s definitive proxy statement on Schedule 14A, which was filed with the U.S. Securities and Exchange Commission on May 5, 2023 (“2023 Proxy Statement”) and (ii) to the full text of the Amended and Restated 2020 Omnibus Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.
    Five proposals were submitted to the Company’s shareholders at the 2023 Annual Meeting. The proposals are described in detail in the 2023 Proxy Statement. At the 2023 Annual Meeting, the Company’s shareholders: (i) elected nine directors to serve until the Company’s 2024 Annual Meeting of Shareholders; (ii) approved an advisory resolution approving the compensation of the Company’s named executive officers; (iii) voted for an annual frequency for future advisory votes on the compensation of the Company’s named executive officers; (iv) approved the Amended and Restated 2020 Omnibus Plan; and (v) ratified the appointment of Ernst & Young LLP as the Company’s independent certified public accountants for the fiscal year ending February 3, 2024 (i.e., fiscal 2023). A quorum of the Company’s common shares was present for the 2023 Annual Meeting, and the final results for the votes relating to the Company’s proxy proposals are set forth below.
Proposal 1 – Election of Directors:

	For	Against	Abstain	Broker Non-Votes
Directors:
Bonnie R. Brooks	87,093,667	6,508,340	148,399	8,873,404
Janice L. Fields	90,276,715	3,323,154	150,537	8,873,404
Deborah L. Kerr	86,724,926	6,974,148	51,332	8,873,404
Eli M. Kumekpor	87,984,315	5,710,769	55,322	8,873,404
Molly Langenstein	91,607,414	1,994,118	148,874	8,873,404
John J. Mahoney	84,992,630	8,617,873	139,903	8,873,404
Kevin Mansell	84,500,156	9,205,630	44,620	8,873,404
Kim Roy	92,954,361	736,157	59,888	8,873,404
David F. Walker	89,192,447	4,402,972	154,987	8,873,404

Proposal 2 – Advisory Resolution to Approve the Compensation of the Company’s Named Executive Officers:

For	Against	Abstain	Broker Non-Votes
85,036,265	8,517,630	196,511	8,873,404

Proposal 3 – Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
87,384,753	265,726	6,003,007	96,920	8,873,404

Given the shareholder vote on Proposal 3, and consistent with the recommendation of the Company’s Board with respect to Proposal 3, the Company will include an advisory resolution to approve the compensation of the Company’s named executive officers in its proxy materials annually until the next required advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers, or until the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the Company and its shareholders.

Proposal 4 – Proposal to Approve the Chico's FAS, Inc. Amended and Restated 2020 Omnibus Stock and Incentive Plan:

For	Against	Abstain	Broker Non-Votes
82,723,782	10,789,024	237,600	8,873,404

Proposal 5 – Proposal to Ratify the Appointment of Ernst & Young LLP as the Company’s Independent Certified Public Accountants for the Fiscal Year Ending February 3, 2024 (i.e., fiscal 2023):

For	Against	Abstain	Broker Non-Votes
99,703,110	2,846,389	74,311	—

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits:

Exhibit 10.1	Chico’s FAS, Inc. Amended and Restated 2020 Omnibus Stock and Incentive Plan, effective June 22, 2023
Exhibit 104	Cover Page Interactive Data File: The cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: June 26, 2023	By:
/s/ David M. Oliver
David M. Oliver, Executive Vice President – Chief Financial Officer and Chief Accounting Officer